SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 28, 2005

Wal-Mart Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 29, 2005, the Board of Directors (the “Board”) of Wal-Mart Stores, Inc. (“Wal-Mart” or the “Company”) appointed John B. Menzer, age 54, as the Vice Chairman of the Wal-Mart Stores Division. Mr. Menzer joined the Company in September 1995 as Executive Vice President and Chief Financial Officer (the “CFO”). He served as the Company’s CFO until June 1999, when he was appointed as the Executive Vice President and President and Chief Executive Officer of the Company’s International Division. Mr. Menzer also serves as a director of Emerson Electric Co., Wal-Mart de Mexico, S.A. de C.V., and the Seiyu, Ltd.

In addition, the Board appointed Michael T. Duke, age 55, as the Vice Chairman of the International Division. Mr. Duke joined the Company in July 1995 as the Senior Vice President of Logistics. Mr. Duke previously served as the Executive Vice President and President and Chief Executive Officer of the Wal-Mart Stores Division, since April 2003, and prior to that position, he served as the Executive Vice President of Administration, since July 2000. He has also served as the Company’s Executive Vice President of Logistics.

The following transaction indirectly involving Mr. Duke was reported under Item 404(a) of Regulation S-K during the fiscal year ended January 31, 2005 (“fiscal 2005”) and was disclosed in Company’s 2005 proxy statement, filed on April 15, 2005: Stephen P. Weber, a manager in the Company’s Information Systems Division, is the son-in-law of Mr. Duke. For fiscal 2005, the Company paid Mr. Weber a salary of $82,031 and a bonus of $16,782. Mr. Weber also received a grant of options to purchase 839 Shares at an exercise price of $53.01 per Share. For the fiscal year ending January 31, 2006, the Company has paid Mr. Weber approximately $60,500 in salary to date.

The Company entered into a covenant not to compete with Mr. Menzer in July 1998 and Mr. Duke in May 1998. The form of the agreement is substantially similar to the form of agreements entered into with other executive officers of the Company that is attached as Exhibit 10(o) to the Company’s Form 10-K/A filed on August 26, 2004. The agreements prohibit Messrs. Menzer and Duke, for a period of two years following their termination of employment with the Company for any reason, from participating in a business that competes with the Company and from soliciting the Company’s associates for employment. The agreement also provides that, if Messrs. Menzer and Duke are terminated from the Company for any reason other than their violation of Company policy, the Company will continue to pay their base salaries for two years following termination of employment, less any earnings they receive from other employment. The agreements also provided for a stock option grant to Messrs. Menzer and Duke equal to 100 percent of their respective base salaries at the time of execution in 1998.

On September 28, 2005, the Board appointed Jim C. Walton as a director. In addition, Mr. Walton was appointed to the Strategic Planning and Finance Committee of the Board. There is no arrangement or understanding between Mr. Walton and any other persons or entities pursuant to which Mr. Walton was appointed as a director.

During fiscal 2005, Mr. Walton and Wal-Mart were parties to certain transactions that are reportable under Item 404(a) of Regulation S-K. The transactions during fiscal 2005 were disclosed in Wal-Mart’s 2005 proxy statement, filed on April 15, 2005 and are described below, with the amounts involved updated to include amounts paid during this fiscal year that are reportable under Item 404(a):

Companies owned by Mr. Walton; S. Robson Walton, a director, executive officer, and beneficial owner of more than five percent of Wal-Mart stock; the Estate of John T. Walton, a beneficial owner of more than five percent of the Wal-Mart stock; and Helen R. Walton, a beneficial owner of more than five percent of Wal-Mart stock, paid a total of $213,582 during fiscal 2005 and approximately $78,112 during the current fiscal year to Wal-Mart and its subsidiaries for aviation-related expenses, substantially all of which was for maintenance and fuel at the same prices paid by unrelated third parties.

A banking corporation and its affiliates, collectively owned by Mr. Walton, S. Robson Walton, the Estate of John T. Walton, and Helen R. Walton made payments to Wal-Mart in the amount of $658,928 during fiscal 2005 and approximately $439,622 during the current fiscal year for banking facility rent and related ATM surcharges. The banking corporation and its affiliates made additional payments to Wal-Mart pursuant to similar arrangements awarded by Wal-Mart on a competitive-bid basis.

In June 1988 and January 1990, Walton Enterprises, Inc. (“WEI”), an entity in which Mr. Walton, S. Robson Walton, John T. Walton, Helen R. Walton, and Alice L. Walton formerly had an interest, entered into various leases for retail grocery space in Arkansas. WEI subsequently assigned the leases to The Phillips Companies, Inc. (“Phillips”), an unrelated party, in 1990, which agreed to indemnify WEI for any breach of the leases. Two of the leases were assigned to a company that eventually merged with Fleming Companies (“Fleming”). In 1991, in an unrelated transaction, Phillips was acquired by Wal-Mart. Fleming filed for bankruptcy in 2003 and the lease obligations were rejected by the U.S. Bankruptcy Court. As a result, the landlords filed lawsuits against the Wal-Mart subsidiary that became the successor to Phillips and WEI (and S. Robson Walton in one of the lawsuits) for unpaid lease obligations and future rents. In defense of its own interests and in order to fulfill its contractual indemnification obligations, Wal-Mart has assumed the defense of the lawsuits and paid an aggregate amount of $103,874 during fiscal 2005 and approximately $93,264 during the current fiscal year in attorneys’ fees in connection with the litigation. Wal-Mart paid approximately $2.46 million to settle the lawsuits during the current fiscal year.

Copies of the press releases announcing the promotions of Messrs. Menzer and Duke and Mr. Walton’s appointment to the Board are attached as Exhibits 99.1 and 99.2 to this current report on Form 8-K and incorporated herein.

Item 1.01. Entry into a Material Definitive Agreement.

Upon his appointment to the Board, Mr. Walton became entitled to a prorated portion of the non-management directors’ compensation awarded pursuant to the Wal-Mart Stores, Inc. Director Compensation Plan. The non-management directors’ compensation was disclosed in the Company’s current report on Form 8-K filed on June 9, 2005. As part of his non-management director compensation, on September 29, 2005, Mr. Walton received a prorated stock award in the amount of 2006 shares of Wal-Mart common stock. Mr. Walton will also receive a prorated portion of the $60,000 annual retainer for non-management directors, which will be paid quarterly during the remainder of the calendar year, and which he may take in cash, Wal-Mart common stock, defer in an interest bearing account, or any combination thereof.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release dated September 30, 2005 announcing management changes
99.2	Press Release dated September 30, 2005 announcing appointment of Jim Walton to the Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2005

WAL-MART STORES, INC.
By:	/s/ Jeffrey J. Gearhart
Jeffrey J. Gearhart
Vice President and General Counsel, Corporate Division

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated September 30, 2005 announcing management changes
99.2	Press Release dated September 30, 2005 announcing appointment of Jim Walton to the Board